UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2025

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Alabama Exclusive Private Label Manufacturing Agreement

On July 21, 2025, Digital Brands Group, Inc. (the “Company”) signed and entered into that certain Exclusive Private Label Manufacturing Agreement (the “Alabama Agreement”) with AAA Tuscaloosa, LLC, an Alabama limited liability company (“AAA”). While the Alabama Agreement has a stated “Effective Date” of July 16, 2025, such Alabama Agreement did not become a binding obligation of the Company until it was fully executed by the parties on July 21, 2025. AAA is acting as the name, image, and likeness (“NIL”) marketing agent for student-athletes attending the University of Alabama (the “University”). Pursuant to the terms of the Alabama Agreement, AAA has engaged the Company to manufacture private label knit apparel products for the University as set forth in the Alabama Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (the “Alabama Exclusive Apparel Products”). Such Alabama Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by AAA through its website or any brick and mortar locations in Tuscaloosa, Alabama.

The Company has general discretion to develop designs, technical specifications, and prototypes for the Alabama Exclusive Apparel Products and has agreed to use its best efforts to invest approximately $1,000,000 in its continued marketing, technology and product development by the end of 2025, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

The AAA Agreement is for a term of 3-years (the “Alabama Term”), with the option to renew for successive one-year terms. During the Alabama Term, AAA has agreed to only engage the Company to produce the Alabama Exclusive Apparel Products. In exchange, the Company agreed to issue AAA $1,000,000 worth of the Company’s common stock (the “Common Stock”), for each year of the Alabama Term (the “Alabama Shares”). In the event the Alabama Term is extended, the Company shall issue AAA an additional $1,000,000 of Common Stock for each such one-year extension. The number of Alabama Shares issued shall be based on the volume-weighted average price (“VWAP”) of the Common Stock, shall vest immediately upon issuance, and include a guaranteed make-whole provisions for the first 15-months to guarantee the total dollar value of the Alabama Shares, such that if the price of the Common Stock declines, the Company shall issue either additional shares of Common Stock or cash to make up such difference (the “Make Whole Guarantee”). Such cash, as the case may be, or additional Alabama Shares shall be registered and made available for sale, subject to the approval of the U.S. Securities and Exchange Commission (the “SEC”), and shall be delivered to AAA within 90 days following each anniversary of the Effective Date, provided that AAA continues to maintain its exclusive engagement with the Company.

The issuance of the Alabama Shares is subject to approval by the Company’s existing shareholders, and the Company has agreed to file a registration statement with the SEC covering the resale of the Alabama Shares by September 15, 2025.

Pursuant to the Alabama Agreement, AAA assigned all of its voting interests with respect to all Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer (“CEO”).

The Alabama Agreement contains certain covenants, representations, warranties and conditions customary for an agreement of this type.

The foregoing description of the Alabama Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Alabama Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Traffic Holdco Private Label Manufacturing Agreement

On July 21, 2025, the Company signed and entered into that certain Exclusive Private Label Manufacturing Agreement (the “Holdco Agreement”) with Traffic Holdco, LLC, a Delaware limited liability company (“Holdco”). While the Holdco Agreement has a stated “Effective Date” of July 16, 2025, such Holdco Agreement did not become a binding obligation of the Company until it was fully executed by the parties on July 21, 2025. Holdco is acting as the NIL marketing agent for many universities (the “University Clients”) and hold the necessary licenses (the “Local Licenses”) to grant exclusive manufacturing rights to produce apparel products bearing the University Client’s logos and trademarks, and using student-athlete NIL for distribution as a Local Licensee of the University Clients.

Pursuant to the terms of the Holdco Agreement, Holdco engaged the Company to manufacture private label knit apparel products for the University Clients as set forth in the Holdco Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (the “University Client Exclusive Apparel Products”). Such University Client Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by the University Clients through their respective websites or any brick and mortar locations within close proximity to such University Clients.

Holdco has guaranteed that at least three University Clients will grant the Company exclusive manufacturing rights with respect to University Client Exclusive Apparel Products, whereby each University Client will enter into a private label manufacturing agreement (the “Authorized Manufacturing Agreement”) with the Company, with current plans to secure additional agreements from collegiate institutions, including, but not limited to, instructions from the Southeastern Conference and the Big Ten Conference.

The Company has general discretion to develop designs, technical specifications, and prototypes for the University Client Exclusive Apparel Products. In connection with the Company’s continued marketing, technology and product development initiatives, it has agreed to use its best efforts to invest approximately $1,000,000 during the first year of each Authorized Manufacture Agreement it enters into with each University Client, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

The Holdco Agreement is for a term of 3-years (the “Holdco Term”), with the option to renew for successive one-year terms, and Holdco has agreed to engage the Company on an exclusive basis to produce the University Client Exclusive Apparel Products during the Holdco Term. In exchange, the Company agreed to issue Holdco $1,000,000 worth of Common Stock for each year of the Holdco Term for each University Client that enters into an Authorized Manufacturer Agreement with the Company (such shares, the “Holdco Shares”). The Holdco Shares will be issued to Holdco up front for all 3 years of the Holdco Term and are to be issued upon the signing of each subject Authorized Manufacturer Agreement. For example, if three University Clients enter into Authorized Manufacturer Agreements, the Company will issue $9,000,000 in Common Stock to Holdco, or $3,000,000 worth of Common Stock per University Client. The number of Holdco Shares to be issued is based on the VWAP of the Common Stock

The Holdco Shares shall vest immediately upon issuance, and are subject to the same terms and provisions of the Make Whole Guarantee applicable to the Alabama Shares discussed above, provided that Holdco continues to maintain its exclusive engagement with the Company. The issuance of the Holdco Shares is subject to approval by the Company’s existing shareholders, and the Company has agreed to file a registration statement with the SEC covering the resale of the Holdco Shares by September 15, 2025.

Pursuant to the Holdco Agreement, Holdco has agreed to assign all of its voting interests with respect to all Holdco Shares issued via proxy to John Hilburn Davis IV, the Company’s President and CEO.

The Holdco Agreement contains certain covenants, representations, warranties and conditions customary for an agreement of this type.

The foregoing description of the Holdco Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Holdco Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Exclusive Private Label Manufacturing Agreement, entered into as of July 21, 2025, by and between the registrant and AAA Tuscaloosa, LLC
10.2	Exclusive Private Label Manufacturing Agreement, entered into as of July 21, 2025, by and between the registrant and Traffic Holdco, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: July 23, 2025	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer